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                                                                     EXHIBIT 5.1

Franklin Myers
Senior Vice President and General Counsel
Cooper Cameron Corporation
515 Post Oak Boulevard, Suite 1200
Houston, Texas 77027



                                 April 30, 1998


Cooper Cameron Corporation
515 Post Oak Boulevard, Suite 1200
Houston, Texas 77027

         Re:     Opinion as to legality of Securities

Gentlemen:

         I have examined the Restated Certificate of Incorporation, the Bylaws and the corporate proceedings (the "Enabling Resolutions") of Cooper Cameron Corporation, a Delaware corporation ("Company"), and the Form S-3 Registration Statement relating to the registration with the United States Securities and Exchange Commission under the Securities Act of 1933 of $500,000,000 in aggregate initial issue price of equity, debt and other securities (the "Securities") of the Company for the purpose of offering to the public, and have made such other examinations as I deem necessary in the premises; and from such examinations I am of the opinion that:

                 (i) such of the Securities as are common stock, $.01 par value ("Common Stock"), or preferred stock, $.01 par value ("Preferred Stock"), of the Company, when duly issued and delivered in accordance with the Enabling Resolutions or upon conversion, exchange or exercise of convertible, exchangeable, or exercisable Securities of the Company, will be duly authorized, validly issued, fully paid and nonassessable outstanding equity Securities of the Company of the class and/or series so issued; and

                 (ii) such of the Securities as are evidences of indebtedness or warrants of the Company, when duly authenticated, issued and delivered in accordance with the Enabling Resolutions or upon conversion, exchange or exercise of convertible, exchangeable or exercisable Securities of the Company, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally and that the remedies of specific performance and injunctive and other forms
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         of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         The foregoing opinions are subject to the following additional conditions: (a) the due authorization, execution and delivery by the Company, and by each counterparty thereto, of (x) each applicable indenture (including any necessary supplemental indenture or additional corporate proceedings) relating to such of the Securities as are evidences of indebtedness that are offered and sold (or which may become issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable Securities) and (y) each applicable warrant agreement (including any necessary warrant agreement supplement or additional corporate proceedings) relating to such of the Securities as are warrants that are offered and sold (or which may become issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable Securities), (b) with respect to such of the Securities as are Preferred Stock, the due designation of an applicable series within that class and the due authorization for issuance of such number of shares of Preferred Stock within the series that are offered and sold (or the reservation of such shares as may become issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable Securities), and
(c) with respect to such of the Securities as are Common Stock, the due authorization for issuance of such number of shares of Common Stock that are offered and sold (or the reservation of such shares as may become issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable Securities).

         I consent to the references to me under the caption "Legal Matters" in the Company's Form S-3 Registration Statement relating to the Securities, and in the related Prospectus.

                                        Very truly yours,



                                        Franklin Myers,
                                        Senior Vice President, General Counsel
                                        and Corporate Secretary